SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K
                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

                        November 13, 2001
         Date of Report (Date of earliest event reported)

                PENNROCK FINANCIAL SERVICES CORP.
      (Exact name of registrant as specified in its charter)

        Pennsylvania                0-15040          23-2400021
(State or other jurisdiction      (Commission      (IRS Employer
      of incorporation)           File Number)       Ident. No.)

1060 Main Street, Blue Ball, PA                         17506
(Address of principal executive office)               (Zip Code)

                          (717) 354-4541
        Registrant's telephone number, including area code

                               N/A
   (Former name or former address, if changes since last report)



Item 5.  Other Events.

     On November 13, 2001 the Registrant amended its bylaws, as follows:
     Section 1.11 (relating to the business to be conducted at meetings of the shareholders, including shareholder proposals) was added to Article I to conform with the notice requirements of SEC Rule 14a-8 and provides, among other things, that a shareholder who wishes to present a proposal at a regularly scheduled annual meeting must give written notice of the proposal to the Registrant not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement prepared by the Registrant in connection with its immediately preceding annual meeting.

     Section 2.3 (relating to the nomination of candidates for election to the Board of Directors) was amended to provide, among other things, that a shareholder who wishes to nominate a candidate for election to the Board of Directors must give written notice of the proposed nomination to the Registrant not less than 90 days nor more than 120 days prior to the anniversary date of the Registrant's immediately preceding annual meeting.

     A copy of the Registrant's bylaws, as amended, is filed as an Exhibit herewith.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits



     The following exhibits are filed herewith:

Number   Description                                 Page Number

 99      Bylaws of PennRock Financial                     3
         Services Corp., as amended on
         November 13, 2001.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             PENNROCK FINANCIAL SERVICES
                             CORP.

                             By: /s/ George B. Crisp
                                --------------------------------
                                George B. Crisp
                                Senior Vice President
                                and Treasurer

Dated:  November 15, 2001



                            EXHIBIT 99

     Bylaws of PennRock Financial Services Corp., as amended on
November 13, 2001